                                                                   EXHIBIT 10.17

Pre IPO Non Vested                                                      1 of 4
                             STOCK OPTION AGREEMENT

  AGREEMENT made on March 19, 1996, by and between IDT Corporation, a Delaware
corporation (the "Company") and                             (the "Executive").

                             W I T N E S S E T H :

  WHEREAS, the Executive is formerly a key employee of International Discount Telecommunications Corp., a New Jersey corporation ("Old IDT") and currently a key employee of the Company;

  WHEREAS, to effect a reincorporation into Delaware, Old IDT formed the Company as a wholly owned subsidiary to effect a merger (the "Merger") with the surviving entity being the Company; and

  WHEREAS, in order to appropriately reflect the Merger, the Company and the Executive desire, in connection with the Merger, to effectuate certain equitable adjustments to the terms and conditions of certain stock options previously granted to the Executive by Old IDT by exchanging such options for the Options (defined below) granted in Section 2 hereof.

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the parties to this Agreement hereby agree as follows:

  1.  Cancellation of Prior Options.  The parties hereto agree and confirm that
      -----------------------------
any and all, oral and written, agreements and arrangements relating to the Executive's right to purchase or receive from the Company, Old IDT or any of their affiliates stock or other securities of such entities from any of them, including, without limitation, the stock options reflected in the Agreements, dated as of December 28, 1995, by and between the Executive and Old IDT (the "Prior Agreements"), but excluding all options granted to the Executive pursuant to the 1996 Stock Option and Incentive Plan, are hereby canceled, terminated and of no further force and effect.

  2.  Grant of Options.  Pursuant to a determination by the Board of Directors
      ----------------
of the Company (the "Board"), the Company, subject to the terms and conditions of this Agreement, hereby grants effective as of the date hereof (the "Grant Date"), Incentive Stock Options or Nonqualified Stock Options (the "Options") to
purchase from the Company            shares of common stock, par value $.01 per
share ("Common Stock"), subject to adjustment as provided in Section 8 hereof.

  3.  Term.  The term of the Options (the "Option Term") shall be for ten (10)
      ----
years from the date of this Agreement.

  4.  Option Price.  The price at which shares of Common Stock shall be
      ------------
purchasable upon exercise of the Options shall be $        per share (the
"Option Price"), subject to adjustment as provided in Section 8 hereof.

  5.  Conditions to Exercisability.  Subject to Section 7, the Options shall
      ----------------------------
vest and become fully exercisable in respect of all of the shares of Common Stock thereunder on ---------. After such date, the Options shall remain outstanding and may be exercised in whole at any time or in part and from time to time prior to the expiration of the Option Term, subject to earlier termination or cancellation pursuant to Section 7 hereof.

                                                                        2 of 4
  6.  Non-transferability of Options.  Except as provided in this Section 6, the
      ------------------------------
Options may not be sold, pledged, assigned, hypothecated or transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Executive only by the Executive or by his guardian or legal representative. Upon the death of the Executive, outstanding options may be exercised only by the executor or administrator of the holder's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

  Notwithstanding the foregoing, during the Executive's lifetime, the Company may permit the transfer or assignment of the Options by the Executive, without consideration paid therefore; provided, that the Executive obtains the express
                              --------
written consent of the Company and complies with any and all conditions and procedures established by the Company.

  7.  Termination.  If the Executive's employment with the Company terminates
      -----------
under the circumstances described below in this Section 7, such termination shall have the following effect on the Options:

       (a)  Cause, Voluntary Termination.  If the Executive terminates his
            ----------------------------
employment with the Company or is terminated from his employment with the Company for Cause (as defined below), the Options, whether or not then vested, shall automatically terminate and be deemed cancelled (without any action on the part of the Company). For purposes of this Agreement, Cause shall mean (i) the deliberate and continued failure by the Executive to devote substantially all the Executive's business time and best efforts to the performance of the Executive's duties or (ii) the deliberate engaging by the Executive in gross misconduct which is injurious to the Company, monetarily or otherwise, including but not limited to fraud or embezzlement by the Executive.

       (b)  Disability, Death.  If the Executive dies or is terminated from his
            -----------------
employment with the Company by reason of disability (within the meaning of any long-term disability plan or program maintained by the Company), (i) all Options which are not then vested shall become fully and immediately vested and exercisable and (ii) all Options shall remain vested and exercisable for a period of one year following the date of death or disability (but in no event beyond the Option Term).

       (c)  Other Terminations of Employment.  If the Executive's employment
            --------------------------------
with the Company is terminated by the Company without Cause (other than for disability) the Options, if not then vested, shall become immediately and fully vested and exercisable and shall remain exercisable for a period of thirty (30) days following the date of termination (but in no event beyond the Option Term).

  8.  Certain Adjustments.  In the event that any extraordinary dividend, stock
      -------------------
dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or any similar corporate transaction or event affects the Common Stock, the number of shares of Common Stock subject to the Options and the Option Price may be equitably adjusted by the Board to reflect such event and preserve the value of such Options.

  9.  Method of Exercise of Options.  Subject to the terms and conditions of
      -----------------------------
this Agreement, the Options shall be exercisable by notice (an "Exercise Notice") and payment to the Company in accordance with the procedure prescribed herein. A form of Exercise Notice is attached to this Agreement. If the Executive fails to accept delivery of and pay for all or any part of the number of shares specified in the Exercise Notice upon tender or delivery thereof, his right to exercise the Options with respect to such undelivered shares may be terminated in the sole discretion of the Board. Each Exercise Notice shall: (i) state the number of shares of

                                                                        3 of 4
Common Stock which are being exercised and (ii) be signed by the person or persons entitled to exercise such Options. If such Options are being exercised by any person or persons other than the Executive, the Exercise Notice shall be accompanied by proof, satisfactory to the Company and its counsel, of the right of such person or persons to exercise such Options. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock (whether then owned by the Executive or issuable upon exercise of the Option) having a fair market value (which shall be determined by the Company in good faith) equal to such Option Price or in a combination of cash and Common Stock or in such other manner as the Company shall determine including a cashless exercise procedure through a broker-dealer.

  10.  No Right To Continued Employment.  Nothing in this Agreement shall confer
       --------------------------------
upon the Executive the right to continue in the employ of the Company or to be entitled to any right or benefit not set forth in this Agreement or to interfere with or limit in any way the right of the Company to terminate the Executive's employment.

  11.  Withholding Taxes.  The Company shall have the right to require the
       -----------------
Executive (or such other person, if any, who has the right to exercise the Options) to pay to the Company in cash the amount of any taxes that the Company may be required to withhold before delivering to the Executive (or such other person) a certificate or certificates representing shares of Common Stock issuable hereunder.

  12.  Approval of Counsel.  Any exercise of the Options and the issuance and
       -------------------
delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the requirements of any stock exchange upon which the Common Stock may then be listed and any applicable state securities or "blue sky" laws. The Executive understands that, as of the date hereof, neither the Options nor the shares of Common Stock issuable upon exercise of the Options have been registered under the Securities Act or any applicable state securities or "blue sky" laws.

  13.  Notices.  Each notice relating to this Agreement shall be in writing and
       -------
delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at:

       IDT Corporation
       294 State Street
       Hackensack, New Jersey  07601
       Attention: Options Administrator

       with a copy to:
       Jeffrey S. Marcus
       Morrison & Foerster
       1290 Avenue of the Americas
       New York, NY  10104

  All notices to the Executive or other person or persons then entitled to exercise the Options shall be addressed to the Executive or such other person or persons at:

        ------------------------
        ------------------------
        ------------------------

       Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

                                                                        4 of 4

  14.  Benefits of Agreement.  This Agreement shall inure to the benefit of and
       ---------------------
be binding upon each successor and assign of the Company. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be binding upon the Executive and, to the limited extent set forth herein, the Executive's heirs, legal representatives and successors. No other person shall have any rights under this Agreement.

  15.  Severability.  In the event that any one or more provisions of this
       ------------
Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions herein, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

  16.  Entire Agreement.  The parties hereto agree that this Agreement contains
       ----------------
the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the subject matter hereof, and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto.

  17.  Waiver.  No waiver by either party hereto at any time of any breach by
       ------
the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

  18.  Governing Law.  This Agreement shall be construed and governed in
       -------------
accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

  19.  Incorporation by Reference.  The incorporation herein of any terms by
       --------------------------
reference to another document shall not be affected by the termination of any agreement set forth in such other document or the invalidity of any provision thereof.

  20.  Counterparts.  This Agreement may be executed in counterparts, each of
       ------------
which shall be deemed to be an original but both of which together shall constitute one and the same instrument.


       IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer and the Executive has hereunto set his hand all as of the day, month and year first above written.

                       IDT CORPORATION


                       By: _______________________________
                          Stephen Brown
                          Chief Financial Officer


                       Executive:  _______________________________